Exhibit 23.1



            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-65885) pertaining to the L. B. Foster Company Voluntary Investment Plan of our report dated June 2, 2006, with respect to the financial statements and schedule of the L. B. Foster Company Voluntary Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.


                                                    /s/  Ernst & Young LLP


June 27, 2006